EXHIBIT 99.1

For Immediate Release                       For more information contact:
Wednesday, October 29, 2003                 Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                      Reports Higher Third Quarter Earnings


         Delphi, Indiana, October 29, 2003 - Chromcraft Revington, Inc. (NYSE:CRC) today reported higher net earnings for the third quarter of 2003 of $2,619,000, or $.62 per share on a diluted basis, as compared to $2,228,000, or $.53 per share on a diluted basis, for the prior year period. Sales for the quarter decreased 9.5% to $44,951,000 from $49,676,000 in the third quarter of 2002.

         For the nine months ended September 27, 2003 net earnings were $6,399,000, or $1.53 per share on a diluted basis, as compared to earnings before an accounting change of $7,726,000, or $1.37 per share on a diluted basis, for the prior year period. Sales for the first nine months of 2003 of $138,548,000 were 16.1% lower than the prior year period.

         The number of weighted average shares outstanding used in the calculation of diluted earnings per share was 4,190,000 for the first nine months of 2003 compared to 5,655,000 for the year-earlier period. The lower number of shares outstanding in 2003 was primarily due to the purchase of 5,695,418 shares of Company common stock by Chromcraft Revington and its employee stock ownership plan that was completed on March 15, 2002.

         Commenting on these results, Michael E. Thomas, Chairman, President and Chief Executive Officer, said that the sales decline was mainly due to foreign import competition and a weak economic environment. Thomas added that lower shipments of dining room, bedroom, occasional and commercial furniture were partially offset by slightly higher upholstered furniture shipments as compared to third quarter last year. Thomas pointed out that third quarter operating results included three non-recurring items: a $950,000 pre-tax inventory write down for slow moving bedroom furniture, a $3,650,000 pre-tax non-cash gain from the resolution of a contingency that existed as part of the Company's earlier acquisition of a subsidiary and $515,000 of additional income tax expense for a change in estimate of the tax basis of acquired assets. Thomas said that the non-cash gain added $.54 to earnings per share on a diluted basis. He added that excluding these non-recurring items, the Company's third quarter operating income as a percentage of sales was lower as compared to the prior year period primarily due to fixed costs absorbed over lower sales.

         Looking forward, Thomas said that the Company is continuing to reduce costs and plans to take plant downtime during the fourth quarter to reduce inventory levels. Thomas added that he expects fourth quarter sales to be flat to slightly up from the third quarter level with earnings per share on a diluted basis in the range of $.20 to $.30 per share.

         Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names. The Company's strategy is to operate as a low-cost, high quality manufacturer of residential and commercial furniture. To achieve this goal, the Company has increased imports of low-cost labor intensive furniture components from the Pacific Rim to supplement the Company's furniture manufacturing. Using this blended approach of domestic manufacturing and selective importing, the Company is better able to control the quality of furniture and service to its customers.

         This news release contains forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's expected sales and earnings, as well as other statements containing future tense or dates, or which are not historical facts, or which include words such as "expects" or "plans". Forward-looking statements speak only as of the date of this news release, are not guarantees of future results or performance and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those contained in any forward-looking statement. Among such risks and uncertainties are general economic conditions; import and domestic competition in the furniture industry; cyclical nature of the furniture industry; changes in relationships with customers; customer acceptance of existing and new products; delays or disruptions in the shipment of the Company's products; new home and office construction; international conflict; and other factors listed from time to time in the Company's news releases and reports filed with the Securities and Exchange Commission. Chromcraft Revington does not undertake any obligation to update or revise any forward-looking statements to reflect information, developments, events or circumstances after the date of this news release.

                                                                         More...

        Condensed Consolidated Statements of Earnings (Loss) (unaudited)
                      (In thousands, except per share data)

                                                  Three Months Ended       Nine Months Ended
                                                 ----------------------  -----------------------
                                                 Sept. 27,    Sept. 28,  Sept. 27,     Sept. 28,
                                                   2003         2002       2003          2002
                                                 --------     --------   ---------     ---------
Sales                                            $ 44,951     $ 49,676   $ 138,548     $ 165,150
                                                 --------     --------   ---------     ---------
Gross margin                                        8,765       11,260      29,398        36,564
Selling, general and                                7,084        7,141      20,993        22,909
   administrative expenses
Other                                              (3,650)(a)     -         (3,650)(a)      -
                                                 --------     --------   ---------     ---------
Operating income                                    5,331        4,119      12,055        13,655
Interest expense                                      276          525         904         1,194
                                                 --------     --------   ---------     ---------
Earnings before income taxes                        5,055        3,594      11,151        12,461
   and accounting change
Income tax expense                                  2,436        1,366       4,752         4,735
                                                 --------     --------   ---------     ---------
Earnings before accounting change                   2,619        2,228       6,399         7,726
Cumulative effect of an accounting
   change (net of tax benefit of $1,453)                -            -           -       (26,727)
                                                 --------     --------   ---------     ---------
Net earnings (loss)                              $  2,619     $  2,228   $   6,399     $ (19,001)
                                                 ========     ========   =========     =========

Net earnings per share of common stock
   before an accounting change
       Basic                                     $    .63     $    .55   $    1.55     $    1.39
       Diluted                                   $    .62     $    .53   $    1.53     $    1.37
Net earnings (loss) per share of common
   stock after an accounting change
      Basic                                      $    .63     $    .55   $    1.55     $   (3.43)
      Diluted                                    $    .62     $    .53   $    1.53     $   (3.43)
Shares used in computing earnings
    per share
      Basic                                         4,127        4,059       4,120         5,547
      Diluted                                       4,209        4,167       4,190         5,655

(a) Resolution of a contingency that existed as part of the Company's earlier acquisition of a subsidiary.
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

        Condensed Consolidated Balance Sheets (unaudited)
                          (In thousands)

                                                    Sept. 27,   Sept. 28,   Dec. 31,
                                                      2003        2002        2002
                                                    --------    --------    --------
Accounts receivable                                 $ 23,021    $ 24,030    $ 18,542
Inventories                                           36,400      43,745      39,812
Other assets                                           2,326       5,308       1,040
                                                    --------    --------    --------

      Current assets                                  61,747      73,083      59,394

Property, plant and equipment, net                    35,846      39,586      38,705
Other long-term assets                                 1,087       2,022       2,366
                                                    --------    --------    --------

      Total assets                                  $ 98,680    $114,691    $100,465
                                                    ========    ========    ========

Current portion of bank debt                        $  6,250    $  5,000    $  5,000
Accounts payable                                       6,177       6,457       5,642
Accrued liabilities                                   12,372      15,927      14,611
                                                    --------    --------    --------

      Current liabilities                             24,799      27,384      25,253

Bank debt                                             17,000      35,050      23,050
Other long-term liabilities                            5,066       9,861       6,392
                                                    --------    --------    --------

      Total liabilities                               46,865      72,295      54,695

Stockholders' equity                                  51,815      42,396      45,770
                                                    --------    --------    --------

      Total liabilities and stockholders' equity    $ 98,680    $114,691    $100,465
                                                    ========    ========    ========

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

           Condensed Consolidated Statements of Cash Flows (unaudited)
                                 (In thousands)

                                                                     Nine Months Ended
                                                                   ----------------------
                                                                   Sept. 27,    Sept. 28,
                                                                     2003         2002
                                                                   --------     --------
Operating Activities
   Net earnings (loss)                                             $  6,399     $(19,001)
      Adjustments to reconcile net earnings (loss) to
         net cash provided by operating activities
           Depreciation and amortization                              3,412        3,621
           Loss on disposal of equipment                                 11           97
           Deferred income taxes                                      1,501          525
           Non-cash goodwill impairment loss                             --       26,727
           Non-cash ESOP expenses                                       635          504
           Stock option compensation expense                            148          107
           Changes in assets and liabilities
               Accounts receivable                                   (4,479)      (3,005)
               Inventories                                            3,412         (150)
               Other current assets                                  (1,286)        (196)
               Other long-term assets                                   170          299
               Accounts payable and accrued liabilities              (1,654)       4,081
               Other long-term liabilities                           (1,687)        (795)
                                                                   --------     --------

   Cash provided by operating activities                              6,582       12,814
                                                                   --------     --------

Investing Activities
   Capital expenditures                                                (566)      (1,321)
   Proceeds on disposal of property, plant and equipment                  2          124
                                                                   --------     --------

   Cash used in investing activities                                   (564)      (1,197)
                                                                   --------     --------

Financing Activities
   Net borrowing (repayment) under a bank revolving credit line      (2,300)      16,300
   Proceeds from a bank term loan                                        --       25,000
   Principal payments on bank term loan                              (2,500)      (1,250)
   Purchase of common stock by ESOP                                      --      (20,000)
   Stock repurchases and related costs                               (2,226)     (40,529)
   Proceeds from exercise of stock options                            1,008          655
                                                                   --------     --------

   Cash used in financing activities                                 (6,018)     (19,824)
                                                                   --------     --------

Decrease in cash and cash equivalents                                    --       (8,207)

Cash and cash equivalents at beginning of period                         --        8,207
                                                                   --------     --------

Cash and cash equivalents at end of period                         $     --     $     --
                                                                   ========     ========